As filed with the Securities and Exchange Commission on May 6, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tableau Software, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-0945740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1621 North 34th Street, Seattle, Washington 98103
(Address of principal executive offices) (Zip code)
Tableau Software, Inc. 2013 Equity Incentive Plan, as amended
Tableau Software, Inc. 2013 Employee Stock Purchase Plan
(Full title of the plan)

Adam Selipsky
President and Chief Executive Officer
Tableau Software, Inc.
1621 North 34th Street
Seattle, Washington 98103
(206) 633-3400
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:

Jodie M. Bourdet Siana E. Lowrey Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Keenan Conder Executive Vice President, General Counsel and Corporate Secretary Tableau Software, Inc. 1621 North 34th Street Seattle, Washington 98103 (206) 633-3400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share
– 2013 Equity Incentive Plan, as amended	4,217,847 (2)	$120.16	$506,816,495.52	$61,426.16
– 2013 Employee Stock Purchase Plan	843,569 (3)	$120.16	$101,363,251.04	$12,285.23
Total	5,061,416		$608,179,746.56	$73,711.39

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock.

(2)
Represents shares of Class A common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2013 Equity Incentive Plan, as amended (the “2013 Plan”) on January 1, 2019 pursuant to an “evergreen” provision contained in the 2013 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2013 Plan automatically increases on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) five percent (5%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the immediately preceding calendar year and (b) a number determined by the Registrant’s board of directors.

(3)
Represents shares of Class A common stock that were automatically added to the shares reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan (the “2013 ESPP”) on January 1, 2019 pursuant to an “evergreen” provision contained in the 2013 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2013 ESPP automatically increases on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (b) 4,000,000 shares of Class A common stock or (c) a number determined by the Registrant’s board of directors.

(4)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $120.16 per share, the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on May 2, 2019.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,061,416 shares of Class A common stock of Tableau Software, Inc. (the “Registrant”) issuable pursuant to the Tableau Software, Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”) and the Tableau Software, Inc. 2013 Employee Stock Purchase Plan (the “2013 ESPP”). These additional shares of Class A common stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-188717) was filed with the Securities and Exchange Commission on May 20, 2013. These additional shares of Class A common stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2013 Plan and the 2013 ESPP, which provide that the total number of shares subject to such plans will be increased on the first day of each fiscal year pursuant to a specified formula.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a) The contents of the earlier registration statements on Form S-8 relating to the 2013 Plan and the 2013 ESPP, previously filed with the Securities and Exchange Commission on May 20, 2013 (File No. 333-188717), April 17, 2014 (File No. 333-195356), November 20, 2015 (File No. 333-208134), November 4, 2016 (File No. 333-214451), August 9, 2017 (File No. 333-219843) and August 6, 2018 (File No. 333-226626).
(b) The description of the Registrant’s Class A common stock contained in a registration statement on Form 8-A filed with the Securities and Exchange Commission on May 13, 2013 (File No. 001-35925) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(c) The Registrant’s Annual Report on Form 10-K (File No. 001-35925) for the year ended December 31, 2018, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on February 22, 2019.
(d) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 from its definitive proxy statement on Schedule 14A (File No. 001-35925) for the 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 9, 2019.
(e) The Registrant’s Quarterly Report on Form 10-Q (File No. 001-35925) for the quarter ended March 31, 2019 filed with the Securities and Exchange Commission on May 6, 2019.
(f) The Registrant’s Current Report on Form 8-K (File No. 001-35925) filed with the Securities and Exchange Commission on February 22, 2019.
(g) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Tableau Software, Inc.
4.2 (2)	Amended and Restated Bylaws of Tableau Software, Inc.
4.3 (3)	Form of Class A Common Stock Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1 (4)	Tableau Software, Inc. 2013 Equity Incentive Plan, as amended.
99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2013 Equity Incentive Plan, as amended.
99.3 (6)	Form of Restricted Stock Unit Award Agreement and Restricted Stock Unit Award Grant Notice under the 2013 Equity Incentive Plan, as amended.
99.5 (7)	Form of Performance Restricted Stock Unit Award Agreement and Performance Restricted Stock Unit Award Grant Notice under the amended 2013 Equity Incentive Plan.
99.5 (8)	Tableau Software, Inc. 2013 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35925), filed with the Securities and Exchange Commission on May 23, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.
(3)
Filed as Exhibit 4.1.1 to Registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on May 15, 2013, and incorporated herein by reference.

(4)	Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K (File No. 001-35925), filed with the Securities and Exchange Commission on May 13, 2016, and incorporated herein by reference.
(5)
Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.

(6)	Filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q (File No. 001-35925), filed with the Securities and Exchange Commission on August 9, 2013, and incorporated herein by reference.
(7)	Filed as Exhibit 10.6 to Registrant’s Annual Report on Form 10-K (File No. 001-35925), filed with the Securities and Exchange Commission on February 22, 2019, and incorporated herein by reference.
(8)
Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-187683), filed with the Securities and Exchange Commission on April 2, 2013, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 6th day of May, 2019.

TABLEAU SOFTWARE, INC.

By:	/s/ Adam Selipsky
Adam Selipsky President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Selipsky, Damon Fletcher and Keenan Conder, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Selipsky	President, Chief Executive Officer and Director	May 6, 2019
Adam Selipsky	(Principal Executive Officer)

/s/ Damon Fletcher	Chief Financial Officer	May 6, 2019
Damon Fletcher	(Principal Financial and Accounting Officer)

/s/ Christian Chabot	Co-founder and Chairman of the Board	May 6, 2019
Christian Chabot

/s/ Patrick Hanrahan	Chief Scientist, Co-founder and Director	May 6, 2019
Patrick Hanrahan

/s/ Christopher Stolte	Technical Advisor, Co-founder and Director	May 6, 2019
Christopher Stolte

/s/ Billy Bosworth	Director	May 3, 2019
Billy Bosworth

/s/ Brooke Seawell	Director	May 6, 2019
Brooke Seawell

/s/ Elliott Jurgensen, Jr.	Director	May 6, 2019
Elliott Jurgensen, Jr.

/s/ Hilarie Koplow-McAdams	Director	May 6, 2019
Hilarie Koplow-McAdams

/s/ John McAdam	Director	May 6, 2019
John McAdam

/s/ Gerri Martin-Flickinger	Director	May 6, 2019
Gerri Martin-Flickinger